EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Orthovita, Inc.:

We consent to the use of our report dated February 20, 2004, with respect to the consolidated balance sheets of Orthovita, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for each of the years in the two-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of Orthovita, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.

The consolidated financial statements of Orthovita, Inc. for the year ended December 31, 2001 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements in their report dated January 22, 2002.

/s/ KPMG LLP

Philadelphia, PA August 11, 2004